Exhibit 10.21

EXECUTION COPY

FORM OF EYEWONDER, INC VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 21, 2009 by and between Limelight Networks, Inc., a Delaware corporation (“Parent”), and the undersigned Stockholder (the “Stockholder”) of EyeWonder, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, Parent, the Company, Elvis Merger Sub One Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub One”), Elvis Merger Sub Two LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub Two” and together with Merger Sub One, the “Merger Subs”), John Vincent, as stockholder representative and Deutsche Bank National Trust, as Escrow Agent have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, and as a single integrated transaction, the merger of Merger Sub One with and into the Company (the “First Step Merger”) in accordance with the applicable provisions of the DGCL. As soon as practicable following the First Step Merger, Parent will cause the Company to merge with and into Merger Sub Two with Merger Sub Two continuing as the surviving entity (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”).

WHEREAS, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of that number of shares of the outstanding capital stock of the Company, and the holder of options or warrants to purchase such number of shares of capital stock of the Company, in each case, as set forth on the signature page of this Agreement.

WHEREAS, as a condition and inducement to the willingness of Parent, Merger Sub One and Merger Sub Two to enter into the Merger Agreement, the Stockholder (in the Stockholder’s capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Beneficially Owned,” “Beneficial Owner” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 promulgated under the Securities Act.

(b) “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article IX thereof, (ii) such date and time as the Requisite Company Voting Approval has been obtained, (iii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (iv) the written agreement of the parties hereto to terminate this Agreement.

(c) “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

(d) “Record Date “ shall mean the record date for any meeting of the Company Stockholders at which a vote on any of the matters described in Section 3(a) will be held, as specified in the notice to the Company Stockholders in respect of such meeting.

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(e) “Shares” shall mean (i) all equity securities of the Company (including all shares of Company Common Stock, Company Preferred Stock and all Company Options, Company Warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholder itself (and not any of its Affiliates) as of the date hereof, and (ii) all additional equity securities of the Company (including all additional shares of Company Common Stock, Company Preferred Stock and all additional Company Options, Company Warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder itself (and not any of its affiliates) acquires ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(f) “Transfer” A Person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers, tenders or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer, tender of or disposition of such Share or any interest therein.

2. Transfer of Shares.

(a) Transfer Restrictions. Until the Expiration Date, the Stockholder shall not Transfer (or cause or permit the Transfer of ) any of the Shares, or enter into any agreement relating thereto, except by (i) selling already-owned Shares either to pay the exercise price upon the exercise of a Company Option or to satisfy the Stockholder’s tax withholding obligation upon the exercise of a Company Option, in each case as permitted by any Company Stock Option Plan or (ii) transferring Shares to Affiliates, immediate family members, a trust established for the benefit of Stockholder and/or for the benefit of one or more members of the Stockholder’s immediate family or upon the death of the Stockholder or charitable organizations or in connection with, or solely for the purpose of, personal tax-planning, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement and delivers a Proxy (as defined below) in the form attached hereto as Exhibit A. Any Transfer, or purported Transfer, of Shares in breach or violation of this Agreement shall be void and of no force or effect.

(b) Transfer of Voting Rights. The Stockholder shall not deposit (or cause or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the Company Stockholders, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Company Stockholders, the Stockholder (in the Stockholder’s capacity as such), to the extent not voted by the Person(s) appointed under the Proxy, shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

(i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;

(ii) against approval of any proposal made in opposition to, in competition with, or would result in a breach of, the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement; and

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(iii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of its Subsidiaries, (B) any sale, lease or transfer of any significant part of the assets of the Company or any of its Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

(b) In the event that a meeting of the Company Stockholders is held, the Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(c) The Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

(d) Notwithstanding the foregoing, Stockholder shall remain free to vote in favor of or against any matter not covered by this Section 3, but only to the extent that such vote would not reasonably be expected to compete with, interfere with, impede, delay or nullify the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement.

(e) Within two Business Days following the mailing of a notice from the Company for any meeting of the Company Stockholders at which a vote on any of the matters described in Section 3(a) will be held (and, in any event, prior to the Record Date), the Stockholder shall exercise each Company Option then Beneficially Owned by such Stockholder in accordance with the terms of the Company Stock Option Plan. Within two Business Days following the mailing of a notice from the Company for any meeting of the Company Stockholders at which a vote on any of the matters described in Section 3(a) will be held (and, in any event, prior to the Record Date), the Stockholder shall convert each Company Warrant then Beneficially Owned by such Stockholder into shares of Company Capital Stock in accordance with the applicable warrant agreement. From the date of this Agreement until the Termination Date, the Stockholder shall not exercise or convert any Company Options or Company Warrants pursuant to any cashless or net exercise provisions that may be applicable to such Company Options or Company Warrants (including for the avoidance of debt, Company Options or Company Warrants converted or exercised to satisfy the Stockholder’s obligations pursuant to the previous two sentences).

4. No Solicitation.

(a) The Stockholder shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal.

(b) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, the Stockholder shall not, directly or indirectly:

(i) solicit, encourage, seek, entertain, support, assist, initiate or participate in any inquiry, negotiations or discussions, or enter into any Contract, with respect to any Acquisition Proposal

(ii) disclose or furnish any information not customarily disclosed to any person concerning the business, technologies or properties of the Company or any of its Subsidiaries, or afford to any Person access to its properties, technologies, books or records, not customarily afforded such access;

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(iii) assist or cooperate with any Person to make any proposal to purchase all or any part of the Company Capital Stock or assets of the Company or any of its Subsidiaries; or

(iv) propose or agree to do any of the foregoing.

5. Agreement Not to Exercise Appraisal Rights. The Stockholder shall not exercise, and hereby irrevocably and unconditionally waives, any statutory rights (including, without limitation, under Section 262 of the DGCL) to demand appraisal of any Shares that may arise in connection with the Merger.

6. Agreement to Convert Preferred Stock. If the Stockholder is the Beneficial Owner of any Shares of Company Preferred Stock, Stockholder agrees, at the request of the Company, to exercise Stockholder’s right to convert such Company Preferred Stock into Company Common Stock, with such conversion to be effective as of the day immediately prior to the Closing Date. The Company shall be a third party beneficiary of this Section 6, and shall have the right to specifically enforce this Section 6.

7. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder who is a director or officer of the Company from acting in such capacity or voting, in his capacity as a director of the Company, in the Stockholder’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a Stockholder of the Company). In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company.

8. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

9. Representations and Warranties of the Stockholder.

(a) Power; Binding Agreement. The Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent , constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(b) No Conflicts. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of any agreement to which the Stockholder is a party or by which the Stockholder may be bound, including any voting agreement or voting trust, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Stockholder.

(c) Ownership of Shares. The Stockholder (i) is the sole beneficial owner of the shares of Company Capital Stock set forth on the signature page of this Agreement, all of which are free and clear of any liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever (“Encumbrances”) (except any Encumbrances arising under securities laws or arising hereunder), (ii) is the sole holder of Company Options that are exercisable for the number of shares of Company Common Stock set forth on the signature page of this Agreement, all of which Company Options and shares of Company Common Stock issuable upon the exercise of such Company Options are, or in the case

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of Company Common Stock received upon exercise of an option after the date hereof will be, free and clear of any Encumbrances (except any Encumbrances arising under securities laws or arising hereunder), and (iii) except as set forth on the signature page to this Agreement, does not own, beneficially or otherwise, any securities of the Company other than the shares of Company Capital Stock or options to purchase shares of Company Common Stock, and shares of Company Common Stock issuable upon the exercise of such Company Options, set forth on the signature page of this Agreement.

(d) Voting Power. The Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

(e) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder.

(f) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(g) No Legal Actions. Stockholder agrees that Stockholder will not in Stockholder’s capacity as a Stockholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof.

10. Certain Restrictions. The Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect.

11. Disclosure. The Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Stockholder’s identity and ownership of Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.

12. Fiduciary Duties. The parties acknowledge that this Agreement is entered into by the Stockholder in his, her or its capacity as owner of the Shares and that nothing in this Agreement shall in any way restrict or limit any director or officer of the Company from taking any action in his capacity as a director or officer of the Company that is necessary or appropriate for him to carry out his obligations as a director or officer of the Company, including, without limitation, participating in his capacity as such in any discussions or negotiations in accordance with Section 5.3 of the Merger Agreement. It is expressly understood and agreed by the parties hereto that, if the Stockholder is a Trustee of a Trust, (i) this Agreement is executed and delivered by the Stockholder not in his individual capacity but solely as Trustee of such Trust in the exercise of the power and authority conferred and vested in him as Trustee; (ii) each of the representations, undertakings and agreements made herein by a Trustee is made and intended not as a personal representation, undertaking and agreement of the Trustee but is made and intended for the purpose of binding the Trustee only in his capacity as trustee of such Trust; (iii) nothing contained herein shall be construed as creating any liability on the part of a

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Trustee, individually or personally, to perform any covenant of the Stockholder either expressed or implied contained herein other than in his capacity as trustee of such Trust and out of and to the extent of the assets of such Trust; and (iv) under no circumstances shall a Trustee be personally liable for the payment of any indebtedness or expense of such Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Stockholder under this Agreement, or otherwise, except out of and to the extent of the assets of such Trust and not out of the personal assets of such Trustee.

13. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to Stockholder.

14. Further Assurances. Subject to the terms and conditions of this Agreement, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement.

15. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, the Company shall not register the Transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares unless such Transfer is made pursuant to and in compliance with the terms and conditions of this Agreement.

16. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 16 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any intentional breach of this Agreement.

17. Miscellaneous.

(a) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to negotiate in good faith to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such void or unenforceable provision.

(b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by operation of law or otherwise by either of the parties without prior written consent of the other.

(c) Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

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(d) Specific Performance; Injunctive Relief. The parties hereto agree that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

If to Parent:

Limelight Networks, Inc.

2220 W. 14th Street

Tempe, AZ 85281

Attention: Philip C. Maynard,

Senior Vice President, Chief Legal Officer and Secretary

Telephone: 602-850-4815

Facsimile: 602-850-4915

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attention: Mark Reinstra

Telephone: 650-320-4566

Facsimile: 650-493-6811

If to the Stockholder:

EyeWonder, Inc.

229 Peachtree Street NE

International Tower, Suite 1700

Atlanta, GA 30309

Attention: Jerome F. Connell, Jr.

Facsimile No.: (678) 623-0369

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with a copy to:

Kilpatrick Stockton LLP

1100 Peachtree Street, NE

Suite 2800

Atlanta, GA 30309-4530

Attention: W. Benjamin Barkley

Facsimile No.: (404) 541-3121

(f) No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g) No Third Party Beneficiaries. Except as set forth in Section 6, this Agreement is not intended to, and shall not, confer upon any person other than the parties hereto any rights or remedies hereunder.

(h) Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to agreements entered into and performed entirely in the State of Delaware by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

(i) Submission to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court in the State of Delaware and agrees that any action involving any equitable claim shall be brought exclusively in the Delaware Court of Chancery, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings related hereto except in such courts.

(j) Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k) Entire Agreement. This Agreement and the Proxy constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof.

(l) Interpretation.

(i) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

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(ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(m) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

(n) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(o) No Obligation to Exercise Options or Warrants. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any Company Option, Company Warrants or other right to acquire shares of Company Common Stock.

(p) Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

LIMELIGHT NETWORKS, INC.	STOCKHOLDER

By:	By:

Name:	Name:

Title:	Name:

Shares Beneficially owned as of the date hereof:

shares of Company Common Stock

shares of Company Preferred Stock

shares of Company Common Stock issuable upon exercise of outstanding options

**** VOTING AGREEMENT ****

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EXHIBIT A

IRREVOCABLE PROXY

The undersigned Stockholder (the “Stockholder”) of EyeWonder, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Limelight Networks, Inc., a Delaware corporation (“Parent”), acting through any of its Chief Executive Officer, Chief Financial Officer or Chief Legal Officer, as the sole and exclusive attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the Stockholder itself (and not any of its affiliates is entitled to do so)) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the Stockholder itself (and not any of its affiliates), and any and all other shares or equity securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below); provided, however, that such proxy and voting and related rights are expressly limited to the matters discussed in clauses (i) through (iii) in the fourth paragraph of this Irrevocable Proxy. Upon the Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies given by the Stockholder with respect to any Shares are hereby revoked and the Stockholder agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned Stockholder, and is granted as a condition and inducement to the willingness of Parent, Elvis Merger Sub One Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub One”) and Elvis Merger Sub Two LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub Two”), to enter into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Merger Sub One, Merger Sub Two, the Company, John Vincent, as stockholder representative and Deutsche Bank National Trust Company, as Escrow Agent. The Merger Agreement provides for, among other things, and as a single integrated transaction, the merger of Merger Sub One with and into the Company (the “First Step Merger”) in accordance with the applicable provisions of the General Corporations Law of the State of Delaware. As soon as practicable following the First Step Merger, Parent will cause the Company to merge with and into Merger Sub Two, with Merger Sub Two continuing as the surviving entity (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”).

As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article IX thereof, (ii) such date and time as the Requisite Company Voting Approval has been obtained, (iii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (iv) the written agreement of the Stockholder and Parent to terminate the Voting Agreement to which they are parties.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the Stockholder, at any time prior to the Expiration Date, to act as the Stockholder’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;

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(ii) against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of its Subsidiaries, (B) any sale, lease or transfer of any significant part of the assets of the Company or any of its Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

As used herein, the term “Subsidiary” shall mean any entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, or an unincorporated organization (a “Person”), whether or not existing on the date hereof, in which the Company directly or indirectly through subsidiaries or otherwise, beneficially owns any equity interest, or voting power of or in such Person.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The Stockholder may vote the Shares on all other matters.

Any obligation of the Stockholder hereunder shall be binding upon the successors and assigns of the Stockholder.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: , 2009	STOCKHOLDER

By:

Name:

Title:

***** IRREVOCABLE PROXY ****